EXECUTION COPY

AMENDMENT NO. 4

This AMENDMENT NO. 4 (this “Amendment”), dated as of October 7, 2011, is entered into by and among South Jersey Industries, Inc. (“Borrower”), the Lenders signatory hereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as a Lender, as Issuing Lender (in such capacity, the “Issuing Lender”), and as Administrative Agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, Borrower, the Lenders, the Issuing Lender and the Administrative Agent have entered into that certain Letter of Credit Reimbursement Agreement dated as of December 20, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Reimbursement Agreement”);

WHEREAS, pursuant to Section 3.08 of the Reimbursement Agreement (as in effect immediately prior to the effectiveness of this Amendment), on December 15, 2010 the Borrower caused the Letter of Credit to be delivered to the Issuing Lender for cancellation and, with respect to then outstanding Advances, extended the Stated Termination Date to October 14, 2011;

WHEREAS, the Borrower has requested that the Lenders, the Issuing Lender and the Administrative Agent further extend the Stated Termination Date and amend the Reimbursement Agreement in certain respects, and the Administrative Agent, the Lenders and the Issuing Lender have agreed to such extension and amendment; and

WHEREAS, the parties hereto desire to amend the Reimbursement Agreement as set forth below;

NOW THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.1         Defined Terms.  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Reimbursement Agreement.

Section 1.2         Amendments to the Reimbursement Agreement.  Subject to the satisfaction of the conditions precedent set forth in Section 1.4 below, the Reimbursement Agreement is hereby amended as follows:

(a)      The following new definitions are added to Section 1.01 of the Reimbursement Agreement in their appropriate alphabetical order therein:

“ “Change in Law” means the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.”

“ “Debt Rating” means the ratings determined by a Rating Agency and shall be based upon the availability of such ratings as follows:

(a)           The senior unsecured non-credit enhanced debt ratings of the Borrower by each Rating Agency, subject to subsection (A) below.

(b)           If one, but not both, of the Rating Agencies has a senior unsecured non-credit enhanced debt rating of the Borrower, then the senior unsecured non-credit enhanced debt rating of the Borrower by either Moody’s or S&P, as applicable.

(c)           If neither Rating Agency has a senior unsecured non-credit enhanced debt rating of the Borrower, then both the issuer rating assigned to the Borrower by Moody’s and the issuer credit rating assigned to the Borrower by S&P, subject to subsection (A) below.

(d)           If none of (a), (b), or (c) above are available, then either the issuer rating assigned to the Borrower by Moody’s or the issuer credit rating assigned to the Borrower by S&P, as applicable.

(e)           If none of the above are available, then the Debt Rating (as defined in the SJG Credit Agreement) of South Jersey Gas, subject to subsection (B) below.

For purposes of the foregoing: (A) if the Debt Ratings of the Borrower established or deemed to have been established by the two Rating Agencies shall fall within different “Tiers” on the chart set forth in the definition of “Applicable Margin”, then (i) in any case where the ratings differential is one tier, the higher rating will apply and (ii) in any case where the ratings differential is two tiers or more, the tier one below the higher of the two will apply; and (B) if the Debt Rating is based upon the Debt Rating (as defined in the SJG Credit Agreement) of South Jersey Gas pursuant to (e) above, the applicable Tier shall be one Tier below such Debt Rating.

Notwithstanding anything herein to the contrary, if the rating system of either Rating Agency shall change, or if either Rating Agency shall cease to be in the business of rating corporate debt obligations, the Borrower, the Administrative Agent and the Lenders shall negotiate in good faith to amend the definition of Debt Ratings to reflect such changed rating system or the unavailability of ratings from either or both Rating Agencies, and, pending the effectiveness of any such amendment, the applicable tier shall be determined by reference to the  Debt Ratings of the Borrower most recently in effect prior to such change or cessation.”

“ “Excluded Taxes” means, with respect to any payment made by the Borrower under this Agreement or any Loan Document, any of the following Taxes imposed on or with respect to a Recipient:

(a)           income or franchise Taxes imposed on (or measured by) net income by the United States of America, or by the jurisdiction under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located;

(b)           any branch profits Taxes imposed by the United States of America or any similar Taxes imposed by any other jurisdiction in which the Borrower is located; and

(c)           in the case of a Non-U.S. Lender, any U.S. Federal withholding Taxes resulting from any law in effect (including FATCA) on the date such Non-U.S. Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Non-U.S. Lender’s failure to comply with Section 2.17(f), except to the extent that such Non-U.S. Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Taxes pursuant to Section 2.17(a).”

“ “FATCA” means the Foreign Account Tax Compliance Act (Sections 1471 through 1474 of the Code, as of the date of this Agreement) and any regulations or official interpretations thereof.”

“ “Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by the Borrower under this Agreement and any Loan Document and (b) Other Taxes.”

“ “Non-U.S. Lender” means a Lender that is not a U.S. Person.”

“ “Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, this Agreement and any Loan Document, or sold or assigned an interest in this Agreement and any Loan Document).”

“ “Other Taxes” means any present or future stamp, court, documentary, intangible, recording, filing or similar excise or property Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.”

“ “Rating Agency” means S&P and/or Moody’s.”

“ “Recipient” means, as applicable, (a) the Administrative Agent, (b) any Lender (and, in the case of a Lender that is classified as a partnership for U.S. Federal tax purposes, a Person treated as the beneficial owner thereof for U.S. Federal tax purposes) and (c) the Issuing Lender.”

“ “SJG Credit Agreement” has the meaning assigned to that term in the definition of “Permitted Indebtedness”.”

“ “Withholding Agent” means the Borrower and the Administrative Agent.”

(b)      The following definitions set forth in Section 1.01 of the Reimbursement Agreement are hereby amended and restated in their entirety as follows:

“ “Applicable Margin” means, the rate per annum as set forth in the “Pricing Grid” below, determined by reference to the Debt Ratings.

Pricing Grid
Tier	Debt Ratings	Applicable Margin for ABR Advance	Applicable Margin for Eurodollar Advance

I	At least A-/A3	0.000%	0.750%
II	Less than A-/A3; At least BBB+/Baa1	0.000%	0.900%
III	Less than BBB+/Baa1	0.050%	1.050%

“ “Base Rate” means, for any day, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the highest of (i) the Prime Rate in effect on such day; (ii) 1/2 of one percent per annum above the Federal Funds Rate in effect on such day; and (iii) Adjusted LIBOR on such day for a one month period (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%.  Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or LIBOR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or LIBOR, respectively.”

“ “Eurodollar Advance” means an Advance that bears interest at a rate determined by reference to Adjusted LIBOR (other than pursuant to clause (iii) of the definition of Base Rate).”

“ “Stated Termination Date” means [November 1, 2013], and all Advances shall be due and payable on such Scheduled Termination Date (or such earlier date as shall be required pursuant to the terms hereof).”

“ “Taxes” means any present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority (including any interest or penalties or, additions to tax imposed with respect thereto.  “Tax” has a meaning correlative thereto.”

(c)      Section 2.14 of the Reimbursement Agreement is amended and restated in its entirety as follows:

“ “SECTION 2.14            Increased Costs.

(a)           If any Change in Law shall:

(i)           impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBOR) or the Issuing Lender;

(ii)           impose on any Lender or the Issuing Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Advances or ABR Advances made by such Lender; or

(iii)           subject any Recipient to any Taxes (other than (1) Indemnified Taxes and (2) Other Connection Taxes on gross or net income, profits or revenue (including value-added or similar Taxes)) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making or maintaining any Eurodollar Advance or ABR Advance (or of maintaining its obligation to make any such Advance) or to reduce the amount of any sum received or receivable by such Lender, the Issuing Lender or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender, the Issuing Lender or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the Issuing Lender or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)           If any Lender or the Issuing Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Lender’s capital or on the capital of such Lender’s or the Issuing Lender’s holding company, if any, as a consequence of this Agreement or the Advances made by, or participations in the Letter of Credit held by, such Lender, or the Letter of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Lender’s policies and the policies of such Lender’s or the Issuing Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company for any such reduction suffered.

(c)           A certificate of a Lender or the Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.14 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)           Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Lender’s right to demand such compensation; provided, that the Borrower shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section 2.14 for any increased costs or reductions incurred more than 90 days prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Lender’s intention to claim compensation therefor; provided, further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.”

(d)      Section 2.17 of the Reimbursement Agreement is amended and restated in its entirety as follows:

“ “SECTION 2.17       Net of Taxes, Etc.

(a)           Withholding of Taxes; Gross-Up. (a) Each payment by the Borrower under this Agreement or any Loan Document shall be made without withholding for any Taxes, unless such withholding is required by any law. If any Withholding Agent determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Withholding Agent may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by the Borrower shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), the applicable Recipient receives the amount it would have received had no such withholding had been made.

(b)           Payment of Other Taxes by the Borrower. The Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)           Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)           Indemnification by the Borrower. The Borrower shall indemnify each Recipient for any Indemnified Taxes that are paid or payable by such Recipient in connection with this Agreement and the Loan Documents (including amounts payable under this Section 2.17(d)) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.17(d) shall be paid within ten (10) days after the Recipient delivers to the Borrower a certificate stating the amount of any Indemnified Taxes so payable by such Recipient. Such certificate shall be conclusive of the amount so payable absent manifest error. Such Recipient shall deliver a copy of such certificate to the Administrative Agent. In the case of any Lender making a claim under this Section 2.17(d) on behalf of any of its beneficial owners, an indemnity payment under this Section 2.17(d) shall be due only to the extent that such Lender is able to establish that, with respect to the applicable Indemnified Taxes, such beneficial owners supplied to the applicable Persons such properly completed and executed documentation necessary to claim any applicable exemption from, or reduction of, such Indemnified Taxes.

(e)           Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes, only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so) and the Borrower for any Excluded Taxes, in each case attributable to such Lender that are paid or payable by the Administrative Agent or the Borrower (as applicable) in connection with this Agreement or any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes or Excluded Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.17(e) shall be paid within ten (10) days after the Administrative Agent or the Borrower (as applicable) delivers to the applicable Lender a certificate stating the amount of Taxes or Excluded Taxes so paid or payable by the Administrative Agent or the Borrower (as applicable). Such certificate shall be conclusive of the amount so paid or payable absent manifest error.

(f)           Status of Lenders. (i) Any Lender that is entitled to an exemption from, or reduction of, any applicable withholding Tax with respect to any payments under this Agreement or any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by law or reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without, or at a reduced rate of, withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to any withholding (including backup withholding) or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii) and (iii) below) shall not be required if in the Lender’s judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense (or, in the case of a Change in Law, any incremental material unreimbursed cost or expense) or would materially prejudice the legal or commercial position of such Lender. Upon the reasonable request of such Borrower or the Administrative Agent, any Lender shall update any form or certification previously delivered pursuant to this Section 2.17(f). If any form or certification previously delivered pursuant to this Section expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within ten (10) days after such expiration, obsolescence or inaccuracy) notify such Borrower and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.

(ii)           Without limiting the generality of the foregoing, if the Borrower is a U.S. Person, any Lender with respect to such Borrower shall, if it is legally eligible to do so, deliver to such Borrower and the Administrative Agent (in such number of copies reasonably requested by such Borrower and the Administrative Agent) on or prior to the date on which such Lender becomes a party hereto, duly completed and executed copies of whichever of the following is applicable:

(1)           in the case of a Lender that is a U.S. Person, IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(2)           in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under this Agreement or any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under this Agreement or any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(3)           in the case of a Non-U.S. Lender for whom payments under this Agreement or any Loan Document constitute income that is effectively connected with such Lender’s conduct of a trade or business in the United States, IRS Form W-8ECI;

(4)           in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code both (x) IRS Form W-8BEN and (y) a certificate substantially in the form of Exhibit D-1, D-2, D-3 or D-4, as applicable (a “U.S. Tax Certificate”) to the effect that such Lender is not (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (c) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (d) conducting a trade or business in the United States with which the relevant interest payments are effectively connected;

(5)           in the case of a Non-U.S. Lender that is not the beneficial owner of payments made under this Agreement or any Loan Document (including a partnership or a participating Lender) (x) an IRS Form W-8IMY on behalf of itself and (y) the relevant forms prescribed in clauses (1), (2), (3), (4) and (5) of this paragraph (f)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if the Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a U.S. Tax Certificate on behalf of such partners; or

(6)           any other form prescribed by law as a basis for claiming exemption from, or a reduction of, U.S. Federal withholding Tax together with such supplementary documentation necessary to enable the Borrower or the Administrative Agent to determine the amount of Tax (if any) required by law to be withheld.

(iii)           If a payment made to a Lender under this Agreement or any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this Section 2.17(f)(iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g)           Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including additional amounts paid pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made by the Borrower under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund.  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid to such indemnified party pursuant to the previous sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.17(g), in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this Section 2.17(g) if such payment would place such indemnified party in a less favorable position (on a net after-Tax basis) than such indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.17(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the indemnifying party or any other Person.”

(e)      Section 3.07 of the Reimbursement Agreement is amended to insert the following at the end of clause (e) thereof:

“All computations of interest and fees payable by the Borrower under this Agreement shall be made on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed.  The applicable Alternate Base Rate (including the components thereof) or LIBOR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.”

(f)      Section 3.08 of the Reimbursement Agreement is amended and restated in its entirety as follows:

“Section 3.08        [Reserved].”

(g)      Section 10.06 of the Reimbursement Agreement is amended to insert the following at the end thereof:

“Notwithstanding anything to the contrary herein, none of the Administrative Agent, the Lenders or the Issuing Lender shall, under any circumstances whatsoever, be liable for any punitive, consequential, indirect or special damages or losses regardless of whether the Administrative Agent, any Lender or the Issuing Lender shall have been advised of the possibility thereof or of the form of action in which such damages or losses may be claimed.”

(h)      Section 10.09(e) of the Reimbursement Agreement is amended to insert the following at the end thereof:

“Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Obligations under this Agreement (the “Participant Register”).  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. ”

(i)      The Reimbursement Agreement is amended to insert new Exhibits D-1, D-2, D-3 and D-4 in the form of Annex I, Annex II, Annex III and Annex IV hereto, respectively.

Section 1.3             Representations and Warranties.  Borrower represents and warrants to the Administrative Agent and each Lender that:

(a)      The representations and warranties of Borrower set forth in Article V of the Reimbursement Agreement are true, correct and complete in all material respects on the date hereof as if made on and as of the date hereof and there exists no Event of Default or Default on the date hereof, provided that in the case of any representation or warranty in Article V of the Reimbursement Agreement that expressly relates to facts in existence on an earlier date, the reaffirmation thereof under this Section 1.3(a) shall be made as of such earlier date.

(b)      The execution and delivery by Borrower of this Amendment have been duly authorized by proper corporate proceedings of Borrower and this Amendment and the Reimbursement Agreement constitute the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting the enforcement of creditors’ rights generally.

Section 1.4             Conditions Precedent.  This Amendment shall become effective (the “Effective Date”) as of [__________], 2011, upon the receipt by the Administrative Agent of (i) opinion of Borrower’s internal counsel, (ii) a certificate of the secretary of Borrower certifying (a) that there have been no changes in the certificate of incorporation or bylaws of Borrower since December 20, 2007, (b) resolutions of its Board of Directors authorizing the execution, delivery and performance of the Reimbursement Agreement, as modified by this Amendment, and (c) to the extent modified from the incumbency and specimen signatures delivered to the Administrative Agent as of December 20, 2007, the incumbency and specimen signature of each of its officers authorized to sign this Amendment and (iii) duly executed copies of this Amendment from each of Borrower, the Lenders, the Issuing Lender and the Administrative Agent.

Section 1.5             Continuing Effectiveness, Etc.

(a)           Upon the effectiveness of this Amendment, each reference in the Reimbursement Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” “hereby” or words of like import shall mean and be a reference to the Reimbursement Agreement as modified hereby and each reference to the Reimbursement Agreement in any other document, instrument or agreement executed and/or delivered in connection the Reimbursement Agreement shall mean and be a reference to the Reimbursement Agreement as modified hereby.

(b)           Except as specifically modified hereby, the Reimbursement Agreement and the instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

Section 1.6             CHOICE OF LAW.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 1.7             Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 1.8            Successors and Assigns.  This Amendment shall be binding upon Borrower, the Issuing Lender, the Lenders and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of Borrower, the Issuing Lender, the Lenders and the Administrative Agent and their respective successors and assigns.

Section 1.9             Integration.  This Amendment contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

Section 1.10           Headings.  Section headings in this Amendment are included herein for convenience or reference only and shall not constitute a part of this Amendment for any other purpose.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

SOUTH JERSEY INDUSTRIES, INC.

By:	/s/ Stephen H. Clark

Name:	Stephen H. Clark

Title:	Treasurer

Signature Page to
Amendment No. 4
South Jersey Industries, Inc. Reimbursement Agreement

JPMORGAN CHASE BANK, N.A., as Administrative Agent, as Issuing Lender and as a Lender

By:	/s/ John Zur

Name:	John Zur

Title:	Underwriter

Signature Page to
Amendment No. 4
South Jersey Industries, Inc. Reimbursement Agreement

ANNEX I

Form of Exhibit D-1

(Attached)

EXHIBIT D-1

[FORM OF]

U.S. TAX CERTIFICATE

(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Letter of Credit Reimbursement Agreement, dated as of December 20, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Reimbursement Agreement”), among South Jersey Industries, Inc. (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Reimbursement Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the payments made under the Reimbursement Agreement or any Loan Document in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Reimbursement Agreement and used herein shall have the meanings given to them in the Reimbursement Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[ ]

ANNEX II

Form of Exhibit D-2

(Attached)

EXHIBIT D-2

[FORM OF]

U.S. TAX CERTIFICATE

(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Letter of Credit Reimbursement Agreement, dated as of December 20, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Reimbursement Agreement”), among South Jersey Industries, Inc. (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Reimbursement  Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the payments made under the Reimbursement Agreement or any Loan Document in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such payments, (iii) with respect to the extension of credit pursuant to the Reimbursement Agreement, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Reimbursement Agreement and used herein shall have the meanings given to them in the Reimbursement Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[ ]

ANNEX III

Form of Exhibit D-3

(Attached)

EXHIBIT D-3

[FORM OF]

U.S. TAX CERTIFICATE

(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Letter of Credit Reimbursement Agreement, dated as of December 20, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Reimbursement Agreement”), among South Jersey Industries, Inc. (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Reimbursement Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non- U.S. person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Reimbursement Agreement and used herein shall have the meanings given to them in the Reimbursement Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[ ]

ANNEX IV

Form of Exhibit D-4

(Attached)

EXHIBIT D-4

 [FORM OF]

U.S. TAX CERTIFICATE

(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Letter of Credit Reimbursement Agreement, dated as of December 20, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Reimbursement Agreement”), among South Jersey Industries, Inc. (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Reimbursement Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Reimbursement Agreement and used herein shall have the meanings given to them in the Reimbursement Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[ ]